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                                                                   Exhibit 23(j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A, 1933 Act File No. 2-81149, Post-Effective Amendment No.
31), and to the incorporation by reference therein of our report dated February 6, 2004 on the financial statements and financial highlights of The Guardian Variable Contract Funds, Inc. (comprising, respectively, The Guardian Stock Fund, The Guardian VC 500 Index Fund, The Guardian VC Asset Allocation Fund, The Guardian UBS VC Large Cap Value Fund, The Guardian UBS VC Small Cap Value Fund, The Guardian VC Low Duration Bond Fund and The Guardian VC High Yield Bond Fund) for the year ended December 31, 2003.



                                                  /S/ ERNST & YOUNG LLP



Boston, Massachusetts
April 20, 2004